Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Overview

Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, The Dow Chemical Company and its consolidated subsidiaries (“Historical Dow”) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries (“Historical DuPont”) each merged with subsidiaries of DowDuPont Inc. (“DowDuPont”) and as a result, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (the “Merger”). Subsequent to the Merger, Historical Dow and Historical DuPont engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. (“Dow”) was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business and Corteva Inc. (“Corteva”) was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the agriculture business.

DowDuPont previously announced its intent to separate into three, independent, publicly traded companies through the pro rata distribution of all of the then-issued and outstanding shares of common stock of Dow to DowDuPont stockholders (the “Dow Distribution”) followed by the pro rata distribution of all of the then-issued and outstanding shares of common stock of Corteva to DowDuPont stockholders (the “Corteva Distribution” and, together with the Dow Distribution, the “Distributions”). The Dow Distribution was effected on April 1, 2019 and the Corteva Distribution was effected on June 1, 2019. Following the Distributions, DowDuPont continues to hold the specialty products business and on June 1, 2019, changed its registered name to DuPont de Nemours, Inc. (“DuPont”) (referred to in this Unaudited Pro Forma Financial Information prior to June 1, 2019 as DowDuPont and on or after June 1, 2019 as DuPont).

In contemplation of the Distributions and to achieve the respective credit profiles of each of the current companies, in the fourth quarter of 2018, DowDuPont consummated a public underwritten offer of eight series of senior unsecured notes (the “DowDuPont Notes”) in an aggregate principal amount of $12.7 billion and entered into a term loan agreement consisting of two term loan facilities (the “Term Loan Facilities”) in the aggregate principal amount of $3.0 billion. The funds from the Term Loan Facilities were not drawn as of March 31, 2019 but were drawn prior to the Corteva Distribution to fund cash contributions to Corteva. Additionally, DowDuPont issued approximately $1.4 billion in commercial paper in May 2019 in anticipation of the Corteva Distribution (the “Funding CP Issuance”). The DowDuPont Notes, Term Loan Facilities and Funding CP Issuance are collectively referred to herein as the “Financings”. The net proceeds from the Financings together with cash from operations were used to fund cash contributions to Dow and Corteva, and DowDuPont’s November 2018 $3.0 billion share repurchase program which was completed in the first quarter of 2019 (the “Share Repurchase Program”).

Spin-Off of Dow

Effective as of 5:00 p.m. on April 1, 2019, DowDuPont completed the Dow Distribution. Immediately after the Dow Distribution, DowDuPont does not beneficially own any equity interest in Dow and no longer consolidates Dow into its financial results. Beginning in the second quarter of 2019, Dow’s historical financial results for periods prior to April 1, 2019 will be reflected in DuPont’s consolidated financial statements as discontinued operations.

Spin-Off of Corteva

Effective as of 12:01 a.m. on June 1, 2019, DuPont completed the Corteva Distribution. Immediately after the Corteva Distribution, DuPont does not beneficially own any equity interest in Corteva and no longer consolidates Corteva into its financial results. Beginning in the second quarter of 2019, Corteva’s historical financial results for periods prior to June 1, 2019 will be reflected in DuPont’s consolidated financial statements as discontinued operations.

Reverse Stock Split

Immediately following the Corteva Distribution, on June 1, 2019, DuPont completed a 1-for-3 reverse stock split (the “Reverse Stock Split”) and as a result, DuPont common stockholders now hold one share of common stock of DuPont for every three shares held prior to the Reverse Stock Split. Beginning in the second quarter of 2019, DuPont’s historical financial statements and related notes will be retrospectively adjusted to reflect the Reverse Stock Split.

Last-in, First-out (“LIFO”) Accounting Policy Change

Prior to the Corteva Distribution, the specialty products business of DowDuPont recorded inventory under the LIFO, first-in, first-out and average cost methods. Effective after the Corteva Distribution, DuPont elected to change the method of accounting for inventories of the specialty products business recorded under the LIFO method to the average cost method. Beginning in the second quarter of 2019, DuPont’s historical financial statements and related notes will be retrospectively adjusted to reflect the LIFO accounting policy change.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information and accompanying notes (the “pro forma financial statements”) are derived from DowDuPont’s historical consolidated financial statements and accompanying notes, adjusted to give effect to the Merger and the Distributions, which will be treated as discontinued operations, and the Financings, including the use of proceeds from such Financings (collectively “the Transactions”). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results. Information in the pro forma financial statements is presented as follows:

•

The unaudited pro forma consolidated balance sheet is presented as if the Distributions, the borrowings under the Term Loan Facilities and Funding CP Issuance and use of proceeds from the Financings had been consummated on March 31, 2019.

•

The unaudited pro forma statements of operations for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017 give effect to the pro forma discontinued operations presentation of the materials science and agriculture businesses, further adjusted to present the Merger, Financings, and Distributions as if they had been consummated on January 1, 2017.

•

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 gives effect to the pro forma discontinued operations presentation of the materials science and agriculture businesses of Historical Dow as if they had been consummated on January 1, 2016.

•	The unaudited pro forma consolidated balance sheet and statements of operations are presented as if the LIFO accounting policy change and Reverse Stock Split had been consummated on January 1, 2016.

For purposes of DowDuPont’s financial statement presentation, Historical Dow was determined to be the accounting acquirer in the Merger, and Historical DuPont’s assets and liabilities were reflected at fair value as of the close of the Merger. As a result, the historical financial statements of Historical Dow for periods prior to the Merger are considered to be the historical financial statements of DowDuPont. Therefore, the unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 reflect the results of Historical Dow’s operations only, adjusted to remove the results that are directly attributable to the operations of the Historical Dow materials science and agriculture businesses.

The pro forma financial statements are based on and should be read in conjunction with the separate historical financial statements contained in each of DowDuPont’s, Historical Dow’s, and Historical DuPont’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2019 and Annual Reports on Form 10-K for the year ended December 31, 2018. The pro forma financial statements, prepared in accordance with Article 11 of SEC Regulation S-X, are presented for informational purposes only, and do not purport to represent what DuPont’s results of operations or financial position would have been had the Transactions occurred on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 include costs of approximately $1.0 billion and $1.2 billion, respectively, previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) and thus are reflected in DuPont’s pro forma income (loss) from continuing operations. A significant portion of these costs relate to Historical Dow and consist of leveraged services provided through service centers, as well as other corporate overhead costs related to information technology, finance, manufacturing, research & development, sales & marketing, supply chain, human resources, sourcing & logistics, legal & communications, public affairs & government affairs functions. These costs related to Historical Dow are no longer being incurred by DuPont after the Dow Distribution.

Pro forma provision (credit) for income taxes on continuing operations also includes the impact of the Tax Cuts and Jobs Act (“The Act”) which was enacted on December 22, 2017. The Act, among other things, reduces the U.S. federal corporate income tax rate from 35 percent to 21 percent, requires companies to pay a one-time transition tax on earnings of foreign subsidiaries that were previously deferred, creates new provisions related to foreign sourced earnings, eliminates the domestic manufacturing deduction and moves to a territorial system. In accordance with Staff Accounting Bulletin 118, income tax effects of The Act were refined upon obtaining, preparing or analyzing additional information during the measurement period. As of December 31, 2018, DowDuPont completed its accounting for the tax effects of The Act.

One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and subsequent Distributions are not included in the unaudited pro forma consolidated statements of operations. In addition, the pro forma financial statements do not reflect restructuring or integration activities or other costs following the Distributions that may be incurred to achieve cost or growth synergies of DuPont. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.

Effective as of June 1, 2019, DowDuPont, Corteva and Dow entered into an amendment and restatement of the Tax Matters Agreement, by and among DowDuPont, Corteva and Dow, effective as of April 1, 2019 (as so amended and restated, the “Amended and Restated Tax Matters Agreement”) to allocate certain liabilities and other items. The unaudited pro forma consolidated balance sheet as of March 31, 2019 does not reflect certain tax asset and liability balances that may differ from balances presented in the unaudited pro forma consolidated balance sheet below, pursuant to the implementation of the Amended and Restated Tax Matters Agreement. The unaudited pro forma consolidated balance sheet as of March 31, 2019 has been adjusted to reflect indemnification receivables and payables arising under the terms of the Amended and Restated Tax Matters Agreement related to certain tax payables and receivables. See Note 3 for further details. Management anticipates additional impacts from the Amended and Restated Tax Matters Agreement, however, the full financial impact cannot be determined at this time and will depend on, among other factors, the income of, and tax attributes generated and utilized by, each of DuPont, Corteva, Dow, and their respective subsidiaries, which, in each case, will be determined on or before the filing of the consolidated U.S. federal income tax return for the 2019 calendar year.

DuPont

Unaudited Pro Forma Consolidated Balance Sheet

as of March 31, 2019

	DowDuPont	Distribution of Dow[1]	Distribution of Corteva[2]	Historical Adjustments			DuPont Adjusted[3]	Financings and Separation Pro Forma Adjustments			DuPont Pro Forma
(in millions)	As Reported			Note 2			(subtotal)	Note 3
Assets
Current assets
Cash and cash equivalents	$11,543	$(3,001)	$(1,722)	$—			$6,820	$(4,785)	(a	)	$2,035
Marketable securities	119	(101)	(6)	—			12	—			12
Accounts and notes receivable – net	18,746	(8,773)	(6,162)	—			3,811	216	(c	)	4,027
Inventories	16,604	(6,938)	(4,949)	(369)	(a	)	4,348	—			4,348
Other current assets	2,236	(639)	(1,237)	—			360	—			360

Total current assets	49,248	(19,452)	(14,076)	(369)			15,351	(4,569)			10,782

Investments
Investment in nonconsolidated affiliates	4,687	(2,901)	(77)	—			1,709	—			1,709
Other investments	2,791	(2,735)	(28)	—			28	—			28
Noncurrent receivables	415	(306)	(68)	—			41	—			41

Total investments	7,893	(5,942)	(173)	—			1,778	—			1,778

Net property	35,575	(21,256)	(4,520)	—			9,799	—			9,799

Goodwill	58,948	(9,817)	(14,701)	—			34,430	—			34,430
Other intangible assets	30,467	(4,093)	(11,960)	—			14,414	—			14,414
Deferred income tax assets	1,853	(1,374)	(282)	—			197	—			197
Deferred charges and other assets	5,801	(3,000)	(2,137)	—			664	—			664

Total assets	$189,785	$(64,934)	$(47,849)	$(369)			$76,633	$(4,569)			$72,064

Liabilities and Equity
Current liabilities
Notes payable	$2,995	$(380)	$(2,615)	$—			$—	$1,384	(a	)	$1,384
Long-term debt due within one-year	4,009	(2,282)	(1,699)	—			28	—			28
Accounts payable	12,068	(6,378)	(2,978)	—			2,712	—			2,712
Income taxes payable	836	(375)	(17)	—			444	—			444
Accrued and other current liabilities	8,672	(3,125)	(3,943)	—			1,604	103	(c	)	1,707

Total current liabilities	28,580	(12,540)	(11,252)	—			4,788	1,487			6,275

Long-term debt	34,966	(17,158)	(5,182)	—			12,626	2,994	(a	)	15,620

Other noncurrent liabilities
Deferred income tax liabilities	5,229	(69)	(1,481)	(91)	(a	)	3,588	—			3,588
Pension and other postemployment benefits	15,626	(8,791)	(5,519)	—			1,316	—			1,316
Asbestos-related liabilities	1,133	(1,133)	—	—			—	—			—
Other noncurrent obligations	10,153	(6,946)	(1,955)	—			1,252	—			1,252

Total other noncurrent liabilities	32,141	(16,939)	(8,955)	(91)			6,156	—			6,156

Stockholders’ equity
Common stock	24	—	—	—			24	(16)	(d	)	8
Additional paid-in capital	82,125	—	(21,761)	—			60,364	(9,034)	(b	)(e)	51,330
Retained earnings	29,764	(26,569)	(2,917)	(278)	(a	)	—	—			—
Accumulated other comprehensive loss	(12,364)	8,994	2,490	—			(880)	—			(880)
Unearned ESOP shares	(105)	105	—	—			—	—			—
Treasury stock at cost	(7,000)	—	—	—			(7,000)	—			(7,000)

Total stockholders’ equity	92,444	(17,470)	(22,188)	(278)			52,508	(9,050)			43,458

Noncontrolling interests	1,654	(827)	(272)	—			555	—			555

Total equity	94,098	(18,297)	(22,460)	(278)			53,063	(9,050)			44,013

Total liabilities and equity	$189,785	$(64,934)	$(47,849)	$(369)			$76,633	$(4,569)			$72,064

1.	Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the distribution of Corteva in accordance with the discontinued operations guidance in ASC 205.
3.

Represents DuPont’s current best estimate of its unaudited pro forma consolidated balance sheet, reflecting the discontinued operations of Dow and Corteva and change in DuPont’s inventory accounting policy. Actual results could differ from these estimates.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Three Months Ended March 31, 2019

	DowDuPont	Distribution of Dow[1]	Distribution of Corteva[2]	Historical Adjustments			DuPont Adjusted[3]	Separation and Financings Pro Forma Adjustments			DuPont Pro Forma
(in millions, except per share amounts)	As Reported			Note 2			(subtotal)	Note 4
Net sales	$19,649	$(10,867)	$(3,368)	$—			$5,414	$—			$5,414

Cost of sales	14,726	(8,917)	(2,192)	4	(a	)	3,621	22	(a	)	3,643
Research and development expenses	717	(163)	(287)	—			267	—			267
Selling, general and administrative expenses	1,672	(329)	(617)	—			726	—			726
Amortization of intangibles	474	(116)	(102)	—			256	—			256
Restructuring and asset related charges – net	287	(157)	(59)	—			71	—			71
Integration and separation costs	813	(44)	(158)	—			611	(173)	(b	)	438
Equity in earnings of nonconsolidated affiliates	26	13	1	—			40	—			40
Sundry income – net	248	(99)	(65)	—			84	—			84
Interest expense and amortization of debt discount	454	(240)	(63)	—			151	29	(c	)	180

Income (loss) from continuing operations before income taxes	780	(987)	46	(4)			(165)	122			(43)

Provision (credit) for income taxes on continuing operations	209	(261)	(34)	(5)	(a	)	(91)	30	(a	)(b)(c)	(61)

Income (loss) from continuing operations, net of tax	571	(726)	80	1			(74)	92			18

Net income from continuing operations attributable to noncontrolling interests	51	(32)	(8)	—			11	—			11

Net income (loss) from continuing operations available to DuPont common stockholders	$520	$(694)	$88	$1			$(85)	$92			$7

Earnings per common share from continuing operations (Note 6):
Basic[4]	$0.23										$0.01
Diluted[4]	$0.23										$0.01
Weighted average common shares outstanding (Note 6):
Basic[4]	2,250.1										750.0
Diluted[4]	2,259.2										753.1

1.	Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the distribution of Corteva in accordance with the discontinued operations guidance in ASC 205.
3.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the three months ended March 31, 2019 reflecting the discontinued operations of Dow and Corteva and change in inventory accounting policy. Actual results could differ from these estimates.

4.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available for DuPont common stockholders is reduced by $1 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares. Pro forma weighted-average number of common shares outstanding has been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split for the three months ended March 31, 2019.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2018

	DowDuPont	Distribution of Dow[1]	Distribution of Corteva[2]	Historical Adjustments			DuPont Adjusted[3]	Separation and Financings Pro Forma Adjustments			DuPont Pro Forma
(in millions, except per share amounts)	As Reported			Note 2			(subtotal)	Note 4
Net sales	$85,977	$(49,224)	$(14,159)	$—			$22,594	$—			$22,594

Cost of sales	65,333	(40,187)	(9,838)	(6)	(a	)	15,302	74	(a	)	15,376
Research and development expenses	3,060	(670)	(1,320)	—			1,070	—			1,070
Selling, general and administrative expenses	6,709	(1,304)	(2,377)	—			3,028	—			3,028
Amortization of intangibles	1,903	(469)	(390)	—			1,044	—			1,044
Restructuring, goodwill impairment and asset related charges – net	1,105	(219)	(739)	—			147	—			147
Integration and separation costs	2,463	(135)	(441)	—			1,887	(493)	(b	)	1,394
Equity in earnings of nonconsolidated affiliates	1,001	(554)	—	—			447	—			447
Sundry income – net	592	(242)	(258)	—			92	—			92
Interest expense and amortization of debt discount	1,504	(1,062)	(387)	—			55	629	(c	)	684

Income (loss) from continuing operations before income taxes	5,493	(5,974)	1,075	6			600	(210)			390

Provision (credit) for income taxes on continuing operations	1,489	(1,471)	191	5	(a	)	214	(42)	(a	)(b)(c)	172

Income (loss) from continuing operations, net of tax	4,004	(4,503)	884	1			386	(168)			218

Net income from continuing operations attributable to noncontrolling interests	155	(101)	(15)	—			39	—			39

Net income (loss) from continuing operations available to DuPont common stockholders	$3,849	$(4,402)	$899	$1			$347	$(168)			$179

Earnings per common share from continuing operations (Note 6):
Basic[4]	$1.66										$0.21
Diluted[4]	$1.65										$0.21
Weighted average common shares outstanding (Note 6):
Basic[4]	2,301.0										767.0
Diluted[4]	2,315.5										771.8

1.	Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the distribution of Corteva in accordance with the discontinued operations guidance in ASC 205.
3.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the year ended December 31, 2018 reflecting the discontinued operations of Dow and Corteva. Actual results could differ from these estimates.

4.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available for DuPont common stockholders is reduced by $17 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares. Pro forma weighted-average number of common shares outstanding has been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split for the year ended December 31, 2018.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Combined Statement of Operations

for the Year Ended December 31, 2017

(in millions, except per	DowDuPont	Distribution of Dow[1]	Distribution of Corteva[2]	Historical Adjustments		DuPont Adjusted[3]	Historical DuPont As Adjusted (1/1/2017 - 8/31/2017)[4]	Merger Pro Forma Adjustments			Separation and Financings Pro Forma Adjustments		DuPont Pro Forma
share amounts)	As Reported			Note 2		(subtotal)	Note 5	Note 4			Note 4
Net sales	$62,484	$(43,449)	$(7,363)	$—		$11,672	$9,334	$(6)	(a	)	$—		$21,000

Cost of sales	49,791	(35,434)	(5,199)	400	(a)	9,558	6,263	138	(a	)(c)(f)	59	(a)	16,018
Research and development expenses	2,141	(669)	(815)	—		657	424	9	(c	)	—		1,090
Selling, general and administrative expenses	4,064	(1,322)	(1,127)	—		1,615	1,349	20	(c	)	—		2,984
Amortization of intangibles	1,013	(400)	(108)	—		505	101	404	(d	)	—		1,010
Restructuring, goodwill impairment and asset related charges – net	3,280	(2,740)	(252)	—		288	311	(9)	(b	)	—		590
Integration and separation costs	1,101	(31)	(63)	—		1,007	356	(148)	(b	)	(405)	(b)	810
Equity in earnings of nonconsolidated affiliates	764	(394)	(3)	—		367	58	(15)	(e	)	—		410
Sundry income (expense) – net	417	(28)	(323)	—		66	(135)	—			—		(69)
Interest expense and amortization of debt discount	1,082	(915)	(167)	—		—	—	—			684	(c)	684

Income (loss) from continuing operations before income taxes	1,193	(2,360)	42	(400)		(1,525)	453	(435)			(338)		(1,845)

(Credit) provision for income taxes on continuing operations[5]	(476)	(1,250)	335	(99)	(a)	(1,490)	(284)	(133)	(g	)	(120)	(a)(b)(c)	(2,027)

Income (loss) from continuing operations, net of tax	1,669	(1,110)	(293)	(301)		(35)	737	(302)			(218)		182

Net income from continuing operations attributable to noncontrolling interests	132	(101)	(15)	—		16	15	—			—		31

Net income (loss) from continuing operations available to DuPont common stockholders	$1,537	$(1,009)	$(278)	$(301)		$(51)	$722	$(302)			$(218)		$151

Earnings per common share from continuing operations (Note 6):
Basic[6]	$0.97												$0.18
Diluted[6]	$0.95												$0.18
Weighted average common shares outstanding (Note 6):
Basic[6]	1,579.8												774.6
Diluted[6]	1,598.1												782.0

1.

Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205. Reflects a full year of results of Historical Dow’s materials science business along with Historical DuPont’s materials science business for the post-merger period September 1 through December 31, 2017.

2.

Represents the distribution of Corteva in accordance with the discontinued operations guidance in ASC 205. Reflects a full year of results of Historical Dow’s agriculture business along with Historical DuPont’s agriculture business for the post-merger period September 1 through December 31, 2017.

3.

Represents DuPont’s current best estimate of its retrospectively revised historical consolidated statement of operations for the year ended December 31, 2017 reflecting the discontinued operations of Dow and Corteva. Actual results could differ from these estimates.

4.

Reflects Historical DuPont for the pre-merger period from January 1 through August 31, 2017 after giving effect to the distributions of Historical DuPont’s materials science and agriculture businesses, see Note 5 for further details.

5.

In connection with The Act, credit for income taxes on continuing operations includes a provisional benefit of $2,666 million related to the remeasurement of deferred taxes, partially offset by a provisional charge of $1,580 million related to the one-time transition tax liability for foreign subsidiaries.

6.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by our pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available for DuPont common stockholders is reduced by $13 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares. Pro forma weighted-average number of common shares outstanding has been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split for the year ended December 31, 2017.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2016

	DowDuPont	Distribution of Historical Dow Materials Science[1]	Distribution of Historical Dow Agriculture[2]	Historical Adjustments			DuPont Pro Forma[3,4]
(in millions, except per share amounts)	As Reported			Note 2
Net sales	$48,158	$(36,099)	$(6,029)	$—			$6,030

Cost of sales	37,668	(29,325)	(3,891)	5	(a	)	4,457
Research and development expenses	1,593	(606)	(563)	—			424
Selling, general and administrative expenses	2,953	(1,282)	(697)	—			974
Amortization of intangibles	544	(316)	(18)	—			210
Restructuring, goodwill impairment and asset related charges – net	595	(579)	(11)	—			5
Integration and separation costs	349	—	—	—			349
Asbestos-related charge	1,113	(1,113)	—	—			—
Equity in earnings of nonconsolidated affiliates	442	(188)	(5)	—			249
Sundry income – net	1,486	(598)	(40)	—			848
Interest expense and amortization of debt discount	858	(827)	(29)	—			2

Income from continuing operations before income taxes	4,413	(2,837)	(865)	(5)			706

Provision (credit) for income taxes on continuing operations	9	(281)	100	(2)	(a	)	(174)

Income from continuing operations, net of tax	4,404	(2,556)	(965)	(3)			880

Net income from continuing operations attributable to noncontrolling interests	86	(53)	(7)	—			26

Net income from continuing operations attributable to DuPont	4,318	(2,503)	(958)	(3)			854

Preferred stock dividends	340	—	—	—			340

Net income from continuing operations available to DuPont common stockholders	$3,978	$(2,503)	$(958)	$(3)			$514

Earnings per common share from continuing operations (Note 6):
Basic[5]	$3.57						$1.33
Diluted[5]	$3.52						$1.31
Weighted average common shares outstanding (Note 6):
Basic[5]	1,108.1						369.4
Diluted[5]	1,123.2						374.4

1.	Represents the distribution of Historical Dow’s materials science business in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the distribution of Historical Dow’s agriculture business in accordance with the discontinued operations guidance in ASC 205.
3.

Represents DuPont’s current best estimate of its unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 reflecting the discontinued operations of Historical Dow’s materials science and agriculture businesses. Actual results could differ from these estimates.

4.

The pro forma results for the year ended December 31, 2016, were impacted by a net pre-tax benefit of $374 million comprised of the following non-recurring items: a non-taxable gain of $828 million related to the Dow Silicones ownership restructuring reflected in sundry income—net; a benefit of $11 million for litigation related charges, awards and adjustments reflected in sundry income—net; integration and separation costs of $349 million; a $104 million charge for the fair value step-up of Dow Silicones’s inventories reflected in cost of sales; a pretax loss of $7 million related to the early redemption of debt incurred by Dow Silicones reflected in equity in earnings of nonconsolidated affiliates and restructuring, goodwill impairment and asset related charges—net of $5 million. In addition, the pro forma financial statements for the year ended December 31, 2016 include costs of approximately $1.0 billion previously allocated to our materials science and agriculture businesses that did not meet the definition of discontinued operations in accordance with ASC 205.

5.

Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to DuPont common stockholders by pro forma weighted-average number of DuPont common shares outstanding. Pro forma net income available to DuPont common stockholders is reduced by $22 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares. Pro forma weighted-average number of common shares outstanding has been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split for the year ended December 31, 2016.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The pro forma financial statements present DuPont’s pro forma financial position and results of operations, after giving effect to the Transactions, Reverse Stock Split and the LIFO accounting policy change. The pro forma adjustments related to the Distributions have been prepared in accordance with discontinued operations guidance in ASC 205 and therefore do not allocate any general overhead expenses to the discontinued operations of the materials science and agriculture businesses. As such, the pro forma financial statements do not reflect what DuPont’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations. In addition, DuPont’s current estimates for discontinued operations are preliminary and actual results could differ from these estimates.

For periods prior to the Merger, the historical financial statements of Historical Dow are considered to be the historical financial statements of DowDuPont. For comparative purposes given the significance, the unaudited pro forma combined statement of operations for the year ended December 31, 2017 is presented herein giving effect to the Merger as if it had occurred on January 1, 2017 in order to reflect a full year of results of Historical DuPont’s specialty products business. The historical statement of operations of Historical DuPont for the pre-Merger period from January 1, 2017 through August 31, 2017 reflects certain reclassifications to align the financial statement presentation of Historical DuPont and DowDuPont. See “Note 5 – Historical DuPont Discontinued Operations and Reclassification Adjustments” herein for additional information. Transactions between Historical Dow and Historical DuPont during the period January 1, 2017 through August 31, 2017 have been eliminated as if Historical Dow and Historical DuPont were consolidated affiliates.

NOTE 2 – HISTORICAL ADJUSTMENTS

Inventory Adjustments:

(a)

Prior to the Corteva Distribution, the specialty products business of DowDuPont recorded inventory under the last-in, first-out (“LIFO”), first-in, first-out and average cost methods. Effective after the Corteva Distribution, DuPont elected to change the method of accounting for inventories of the specialty products business recorded under the LIFO method to the average cost method. The effect of the change in the method of accounting for inventory impacted the unaudited pro forma consolidated balance sheet as follows:

(in millions)	As of March 31, 2019
Inventory	$(369)
Deferred income tax liabilities	(91)
Retained earnings	(278)

The effect of the change in the method of accounting for inventory impacted the historical reported amounts of cost of sales in the unaudited pro forma statements of operations as follows:

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Cost of sales	$4	$(6)	$400	$5
(Credit) provision for income taxes on continuing operations[1]	(5)	5	(99)	(2)

1.  Represents the income tax effect on the impact from the LIFO accounting policy change calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

NOTE 3 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Financings Pro Forma Adjustments:

(a)	The unaudited pro forma consolidated balance sheet reflects the following Financings related adjustments:

(in millions)	As of March 31, 2019
Amounts borrowed under the Term Loan Facilities	$3,000
Proceeds from Funding CP Issuance	1,384
Cash contribution to Dow	(2,024)
Cash contribution to Corteva	(7,139)
Cash payment for financing fees	(6)

Total adjustment to cash	$(4,785)

In the fourth quarter of 2018, DowDuPont received net proceeds of $12.6 billion after the underwriting discount from consummating the public underwritten offer of DowDuPont Notes. During May 2019, DowDuPont fully drew $3.0 billion from its Term Loan Facilities and undertook the Funding CP Issuance to fund cash contributions to Corteva in connection with the Corteva Distribution.

Adjustment to notes payable and long-term debt represents the following:

(in millions)	As of March 31, 2019
Funding CP Issuance	$1,384

Total adjustment to notes payable	$1,384

Record the Term Loan Facilities	$3,000
Less: financing fees	$(6)

Total adjustment to long-term debt	$2,994

(b)	Reflects the impact to additional paid-in capital from the Financings pro forma adjustments.

Separation Pro Forma Adjustments:

(c)

Adjustment to include indemnification receivables and payables of $216 million recorded to accounts and notes receivable - net and $103 million recorded to accrued and other current liabilities, respectively, required under the terms of the Amended and Restated Tax Matters Agreement.

(d)	Common stock has been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split.

(e)	Reflects the impact to additional paid-in capital from the separation pro forma adjustments.

NOTE 4 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Separation Pro Forma Adjustments:

The pro forma financial statements reflect the following adjustments related to the Distributions:

(a)

DuPont has entered into various supply agreements with Dow in connection with the Dow Distribution. These agreements provide for different pricing than the historical intercompany and intracompany practices of DowDuPont. The financial impact of these agreements is expected to result in an unfavorable impact to income (loss) from continuing operations as follows:

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Cost of sales	$22	$74	$59
Credit for income taxes on continuing operations[1]	(4)	(14)	(16)

1.  Represents the income tax effect of the impact of the various supply agreements with Dow calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

(b)

Adjustment to eliminate one-time transaction costs directly attributable to the expected distribution transactions. The below represents the impact to the respective unaudited pro forma consolidated statements of operations.

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Integration and separation costs	$(173)	$(493)	$(405)
Provision for income taxes on continuing operations[1]	40	117	142

1.  Represents the income tax effect of the elimination of one-time transaction costs directly attributable to the expected distribution transactions calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

Financings Pro Forma Adjustments:

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, reflect the following adjustments related to the Financings:

(c)	Adjustment to interest expense consists of the following:

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash interest expense related to the Financings[1]	$28	$612	$666
Amortization of deferred financing fees	1	17	18
Pro forma adjustment to interest expense	$29	$629	$684
Credit for income taxes on continuing operations[2]	$(6)	$(145)	$(246)

1.  Comprised of interest expense related to the Financing. The weighted average cash interest rate of the adjustment is approximately 3.7% for the quarter ended March 31, 2019 and 4.2% for the years ended December 31, 2018 and 2017. A 0.125% increase or decrease in the weighted average interest rate would increase or decrease the pro forma interest expense adjustment by $1 million for the quarter ended March 31, 2019, and by $18 million and $20 million for the years ended December 31, 2018 and 2017, respectively.

2.  Represents the income tax effect on the pro forma adjustment to interest expense calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

Merger Pro Forma Adjustments:

The unaudited pro forma combined statement of operations for the year ended December 31, 2017 reflects the following adjustments related to the Merger:

(a)

Transactions between Historical Dow and Historical DuPont have been eliminated as if they were consolidated affiliates for the entire period presented. Adjustment reflects the elimination of net sales and cost of sales of $6 million for the period January 1 through August 31, 2017.

(b)

Represents the elimination of one-time merger related transaction costs of $148 million from integration and separation costs for the period January 1 through August 31, 2017 and $9 million from restructuring, goodwill impairment and asset-related charges—net for the period January 1 through August 31, 2017.

(c)

Represents estimated additional depreciation expense of $147 million in cost of sales, $9 million in research and development expenses, and $20 million in selling, general and administrative expenses, resulting from the fair value adjustment to net property for the period January 1 through August 31, 2017 related to the ongoing specialty products businesses.

(d)

Represents estimated additional amortization expense of $404 million resulting from the fair value adjustment to intangibles for the period January 1 through August 31, 2017 reflected in amortization of intangibles related to the ongoing specialty products businesses.

(e)

Represents a reduction to equity in earnings of nonconsolidated affiliates of $15 million for the period January 1 through August 31, 2017 related to the amortization of the fair value adjustment to Historical DuPont’s investments in nonconsolidated affiliates.

(f)

Represents a reduction to cost of sales of $3 million for the period January 1 through August 31, 2017, due to conforming Historical DuPont’s accounting policy of deferring and amortizing expenses for planned major maintenance activities to DowDuPont’s accounting policy of directly expensing the costs as incurred.

(g)	Represents the income tax effect of the Merger pro forma adjustments calculated using enacted statutory rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

NOTE 5 – HISTORICAL DUPONT RESULTS OF OPERATIONS

The pro forma financial statements, as shown below, present the pro forma results of operations of Historical DuPont, for the period January 1 through August 31, 2017, after giving effect to the distributions of Historical DuPont’s agriculture and materials science businesses, which are presented below in accordance with ASC 205 as discontinued operations.

Effective subsequent to the Corteva Distribution, DuPont elected to change the method of accounting for inventories of the specialty products business from the LIFO method to the average cost method. The inventory adjustment below reflects the pro forma impact of the change in the method of accounting for inventory on the Historical DuPont amount of cost of goods sold related to the specialty products business for the respective period as if the policy had been enacted on January 1, 2017. Additionally, Historical DuPont’s financial statement presentation does not conform to DowDuPont’s financial statement presentation. In order to align the financial statement presentation of Historical DuPont’s to that of DowDuPont, certain reclassification adjustments below have been made to Historical DuPont’s statement of operations.

The table below summarizes the discontinued operations, inventory adjustment and certain reclassifications made to Historical DuPont’s statement of operations to conform to DowDuPont’s presentation for the period of January 1 through August 31, 2017:

	Historical DuPont (1/1/2017 - 8/31/2017)	Distribution of Historical DuPont Materials Science (1/1/2017 - 8/31/2017)	Distribution of Historical DuPont Agriculture (1/1/2017 - 8/31/2017)	Inventory Adjustment[1]	Reclassification Adjustments[2]	Historical DuPont As Adjusted (1/1/2017 - 8/31/2017)
(in millions)	As Reported
Net sales	$17,281	$(1,076)	$(6,894)	$—	$23	$9,334

Cost of goods sold	10,052	(641)	(3,428)	11	269	6,263
Other operating charges	504	3	(167)	—	(340)	—
Research and development expense	1,022	(16)	(556)	—	(26)	424
Selling, general and administrative expenses	3,222	(101)	(1,415)	—	(357)	1,349
Amortization of intangibles	—	—	—	—	101	101
Restructuring and asset related charges – net	323	—	(12)	—	—	311
Integration and separation costs	—	—	—	—	356	356
Equity in earnings of nonconsolidated affiliates	—	—	—	—	58	58
Sundry income (expense) – net	(113)	(23)	119	—	(118)	(135)
Interest expense	254	—	(254)	—	—	—

Income (loss) from continuing operations before income taxes	1,791	(344)	(943)	(11)	(40)	453

Provision (credit) for income taxes on continuing operations	149	(105)	(284)	(4)	(40)	(284)

Income from continuing operations after income taxes	1,642	(239)	(659)	(7)	—	737

Net income from continuing operations attributable to noncontrolling interests	18	—	(3)	—	—	15

Net income from continuing operations attributable to DuPont	$1,624	$(239)	$(656)	$(7)	$—	$722

1.

The adjustment represents the impact that the LIFO accounting policy change would have had on Historical DuPont’s cost of goods sold related to the specialty products business for the respective period as if the policy had been enacted on January 1, 2017.

2.	Reclassification adjustments to conform Historical DuPont financial statement presentation to DowDuPont’s financial statement presentation.

NOTE 6 – DUPONT EARNINGS PER SHARE INFORMATION

The unaudited pro forma basic and diluted earnings per share for the period presented are based on pro forma net income (loss) from continuing operations attributable to DuPont common stockholders divided by the pro forma basic and diluted weighted-average number of common shares outstanding. The pro forma shares outstanding for the year ended December 31, 2017 are further impacted by the shares issued by DowDuPont as stock consideration in connection with the Merger, as well as Historical DuPont equity awards that were converted into DowDuPont equity awards as a result of the Merger. Further, the pro forma weighted average common shares outstanding reflect the retrospective application of the Reverse Stock Split which was effective immediately following the Corteva distribution.

The table below contains a reconciliation of the numerator for basic and diluted earnings per share calculations for the periods indicated:

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Pro forma net income (loss) from continuing operations available to DuPont common stockholders	$7	$179	$151	$514
Net income from continuing operations attributable to participating securities[1]	(1)	(17)	(13)	(22)

Pro forma net income (loss) from continuing operations available to DuPont common stockholders – basic and diluted	$6	$162	$138	$492

1. Deferred stock awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares.

The table below contains a reconciliation of the pro forma denominator for basic and diluted earnings per share calculations for the year ended December 31, 2017, prior to reflecting the DuPont 1-for-3 Reverse Stock Split:

(in millions)	Year Ended December 31, 2017
DowDuPont weighted-average common shares – basic	1,579.8
Weighted-average shares issued to Historical DuPont stockholders as consideration for the Merger[1]	744.1

DuPont weighted-average common shares – basic	2,323.9

Plus: dilutive effect of DowDuPont equity compensation plans	22.2

DuPont weighted-average common shares – diluted	2,346.1

Equity awards and deferred stock awards excluded from earnings per share calculations[2]	1.4

1.  As a result of the Merger, share amounts for the year ended December 31, 2017 reflect a weighted average effect of Dow shares outstanding prior to August 31, 2017 and DowDuPont shares outstanding on and after August 31, 2017. As such, for purposes of calculating pro forma basic and diluted earnings per share, the impact of the shares issued to DuPont stockholders as part of the Merger have been included as if the Merger had been consummated on January 1, 2017.

2.  These outstanding options to purchase shares of common stock and deferred stock awards were excluded from the calculation of diluted earnings per share because the effect of including them would have been antidilutive.

The pro forma denominators for basic and diluted earnings per share calculations have been adjusted to reflect DuPont’s 1-for-3 Reverse Stock Split for the three months ended March 31, 2019 and for the years ended December 31, 2018, 2017, and 2016 as follows:

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Historical basic weighted average common shares outstanding	2,250.1	2,301.0	2,323.9	1,108.1
Pro forma basic weighted average common shares outstanding	750.0	767.0	774.6	369.4

Historical diluted weighted average common shares outstanding	2,259.2	2,315.5	2,346.1	1,123.2
Pro forma diluted weighted average common shares outstanding	753.1	771.8	782.0	374.4